WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


                             AUGUST PROJECT I CORP.
                         (A Development Stage Company)



                                  EXHIBIT 27.01

                             FINANCIAL DATA SCHEDULE


<ARTICLE>                     5
<LEGEND>
         This schedule contains summary financial information extracted from the consolidated  balance sheets and consolidated  statement of operations of August
Project 1 Corp. and the notes thereto set forth in the filing.  This information is qualified in its entirety by reference to such financial information.
</LEGEND>
<CIK>                         0001045260
<NAME>                        AUGUST PROJECT 1 CORP.

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                              DEC-31-2000
<PERIOD-START>                                 JAN-01-1999
<PERIOD-END>                                   DEC-31-1999
<CASH>                                         0
<SECURITIES>                                   0
<RECEIVABLES>                                  0
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0
<PP&E>                                         0
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 0
<CURRENT-LIABILITIES>                          0
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       0
<OTHER-SE>                                     0
<TOTAL-LIABILITY-AND-EQUITY>                   0
<SALES>                                        0
<TOTAL-REVENUES>                               0
<CGS>                                          0
<TOTAL-COSTS>                                  0
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             0
<INCOME-PRETAX>                                0
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            0
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   0
<EPS-BASIC>                                  0
<EPS-DILUTED>                                  0


